As filed with the Securities and Exchange Commission on July 14, 2017

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Fortuneswell Corporation
(Name of registrant as specified in its charter)

Nevada	3699	47-1189651
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11 Vista Hermosa Dr.
Simi Valley, California 93065
(805) 304-2664
(Address and telephone number of registrant’s principal executive offices)

Elaine A. Dowling, Esq. EAD Law Group, LLC 6671 S. Las Vegas Blvd., Building D, Suite 210
Las Vegas, Nevada 89119 Telephone: (310) 328-3588 Email: eadlawgroup@gmail.com
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or, an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company”, in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	per Share ($)	($)(2)	Fee($)

Shares of Common
Stock, par value	2,000,000	$1.20	$2,400,000	$278.16
$0.001

1	2,000,000 shares are being offered by a direct offering at the price of $1.20 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Fortuneswell Corporation
2,000,000 Shares of Common Stock
$1.20 per share
$2,400,000 Maximum Offering

Fortuneswell Corporation (“Fortuneswell” or the "Company") is offering on a best-efforts basis a maximum of 2,000,000 shares of its common stock at a price of $1.20 per share.  The price of $1.20 per share is fixed for the duration of this Offering.  There is no minimum investment required from any individual investor.  The shares are intended to be sold directly through the efforts of J. Daniel Thatcher, our sole officer and director after the effective date of the prospectus.  Our sole Officer and Director will not receive any compensation for selling Shares in the Offering.  Our sole Officer and Director will solicit investments in the Shares from friends, family and those persons with which he has a prior business or social relationship and that he reasonably believes would have an interest in investing in the Company.  Our sole Officer and Director will distribute to all interested investors a copy of the Company’s then effective Prospectus.

Completion of this Offering is not subject to us raising a minimum amount of money.  The Offering is intended to be a self-underwritten public offering, with no minimum purchase requirement. We may receive no proceeds from this Offering and potential investors may end up holding shares in a company that has not received enough proceeds to fully begin its operations and has no market for its shares. Shares will be offered on a best-efforts basis and we do not intend to use an underwriter for this Offering.

This Offering will terminate 180 days from the effective date of this Prospectus (the “Termination Date”), unless extended by the Board of Directors for an additional 90 days, although we may close the Offering on any date prior to the Termination Date, if the Offering is fully subscribed or upon the vote of the Board of Directors.  Reasons the Board may consider in determining whether to extend or terminate the Offering may include, but are not limited to: amount of funds raised, potential to raise additional capital, and response to the Offering as of that date.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if it is developed, may not be sustained.  A market maker is needed to file an application with the Financial Industry Regulatory Authority (“FINRA”) on our behalf so that the shares of our common stock may be quoted on an inter-dealer quotation system such as the OTC Markets or the Nasdaq OMX.  Commencing upon the effectiveness of our registration statement of which this Prospectus is a part, we will seek out a market maker.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require to be completed, submitted or approved, if at all.   We are currently a shell company as defined by Rule 12b-2 of the Exchange Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 10.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$1.20	$0.00	$1.20
Maximum	2,000,000	$2,400,000	$0.00	$2,400,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The price of $1.20 per share is a fixed for the duration of this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  FORTUNESWELL CORPORATION MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Fortuneswell Corporation does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is ______________, 2017.

Table of Contents

PART I: INFORMATION REQUIRED IN PROSPECTUS	5
SUMMARY INFORMATION AND RISK FACTORS	5
General Information about the Company	5
The Offering	8
Summary Financial Information	9
Risk Factors	10
Risks Associated with this Offering	13
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	17
DILUTION	17
SELLING SHAREHOLDERS	18
PLAN OF DISTRIBUTION	18
Offering will be Sold by Our Officer and Director	18
Terms of the Offering	18
Deposit of Offering Proceeds	19
Procedures and Requirements for Subscription	19
DESCRIPTION OF SECURITIES TO BE REGISTERED	20
INTERESTS OF NAMED EXPERTS AND COUNSEL	21
INFORMATION WITH RESPECT TO THE REGISTRANT	21
General Information	21
Business Overview	21
Patents and Trademarks	28
Need for any Government Approval of Products or Services	28
Government and Industry Regulation	29
Research and Development Activities	29
Environmental Laws	29
Employees and Employment Agreements	29
Description of Property	29
Legal Proceedings	29
Financial Statements	F-1
A. Audited Financial Statements as of December 31, 2016	F-2
B. Unaudited Financial Statements as of March 31, 2017	F-9
Market for Common Equity and Related Stockholder Matters	31
Management’s Discussion and Analysis of Financial Condition and Results of Operations	32
Changes in Disagreements with Accountants on Accounting and Financial Disclosure	34
Quantitative and Qualitative Disclosures about Market Risk	34
Financial Disclosure	34
Directors, Executive Officers, Promoters and Control Persons	34
Executive Compensation	36
Security Ownership of Certain Beneficial Owners and Management	36
Future Sales by Existing Stockholders	37
Transactions with Related Persons, Promoters and Certain Control Persons	37
MATERIAL CHANGES	38

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	38
DISCLOSURE OF COMMISSION POSITION IN INDEMNIFICATION FOR SECURITIES ACT LIABLIITIES	38
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS	40
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	40
INDEMNIFICATION OF DIRECTORS AND OFFICERS	40
RECENT SALES OF UNREGISTERED SECURITIES.	41
EXHIBITS.	41
UNDERTAKINGS	41

PART I: INFORMATION REQUIRED IN PROSPECTUS

 SUMMARY INFORMATION AND RISK FACTORS

Fortuneswell Corporation

11 VISTA HERMOSA DRIVE
SIMI VALLEY, CALIFORNIA 93065
(805) 304-2664

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to “Fortuneswell Corporation”.

General Information about the Company

Fortuneswell Corporation (the Company) was formed on June 17, 2014 in the State of Nevada.  The Company was originally registered as a blank check 419 issuer and the filing went effective as of July 24, 2015.    No funds were raised pursuant to that offering and the 18 month 419 period expire without an acquisition being completed, thus ending all activity pursuant to that registration.   Thereafter, the issuer adopted the current business plan and ceased to be a blank check.  The principal business objective of the Company is to sell and promote a portfolio of bulk fuel supplements for Energy Alliance Technology Company (herein after referred to as “EATC”) to the multifaceted fuels industry. The portfolio of bulk fuel supplements are based on the science of Bio-Thermogenics.  The formulary of the portfolio of products alter the burn pattern and combustion characteristics of all fossil fuels.  EATC’s  products increase fuel efficiency, increases engine and equipment life, and can reduce emissions more than 80% thereby introducing the potential for immediate and long term positive environmental impacts.  EATC’s product line of fuel supplements are 100% natural, non-petroleum based, and non-agricultural impacting.

The Company plans to market EATC’s portfolio of emissions reducing fuel technologies and products for all classifications of fossil fuel.  After 12 years of extensive research and field testing, EATC has developed a family of patented, proprietary fossil fuel supplements that are ready for marketing and sold under the trade name Bio-T.  EATC has developed patented “neutral-catalytic” reagent that perform traditional catalytic functions, but without expensive or toxic heavy metal catalysts. Coupled with other biological system reagents, dynamic feedback control of the combustion process is achieved resulting in higher efficiency, more complete combustion, higher power output, and lower emissions.

Current management is comprised of J. Daniel Thatcher, CEO and President.  Due to the development stage of the Company, Mr. Thatcher distributes part of his time toward the everyday operations and forward movement of the company.  Mr. Thatcher’s responsibilities include acting as the company’s director of operations, as well as determining the overall planning and direction of our Company.  Mr. Thatcher does not have experience serving as the CEO of a public company, reviewing financial statements or serving as the CFO of a public company or being responsible for the preparation of the various Exchange Act reports required to be filed by public companies.  We have budgeted the cost to prepare and file the various Exchange Act reports in our “Use of Proceeds” section.  The costs of the reports are included in the accounting and legal and professional line items in the “Use of Proceeds.  Please see section titled “Business Overview” sub-section “12 Month Growth Strategy and Milestones to Implement Business Operations” for a quarterly detailed description of the reporting requirements.   The compliance activities will be done by independent third party contractors.

Fortuneswell Corporation is a development stage company that currently does not have any business operations.  The Company has had no revenue to date and we have incurred net losses.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Fortuneswell Corporation’s operations to date have been devoted primarily to start-up and development activities, which include the following:

1.	Development of the Fortuneswell Corporation business plan.

2.	Defined initial short-term and long-term marketing efforts:
a.	territories defined
b.	identified initial industries to market our products
c.	identified initial companies to market our products

3.	Work on our website.

Fortuneswell Corporation is attempting to become operational and we do not have any business operations.  We estimate to start generating revenue approximately six months after the closing of the public offering.  Investors should note that generating revenue approximately six months after the closing of the offering may be an ambitious goal and the Company may not be in a position to generate revenue for a much longer period of time and we may need additional funding in order to sustain our business.  In order to generate revenues, Fortuneswell Corporation must address the following areas:

1.	Successfully execute our sales and marketing plan.
2.	Secure a customer base.
3.	Expand into additional territories to market our products.
4.	Offer competitively priced products.
5.	Continuously review our corporate structure and marketing efforts in an effort to nurture sustained growth of the Company.
6.	Adapt our corporate principles for expanding the scope of our business.

Fortuneswell Corporation has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

The Company is offering of 2,000,000 shares of common stock at an offering price of $1.20.    As of review date March 31, 2017 our stockholders’ equity is $5,025.  Upon placement of the entire offering there will be 10,000,000 shares outstanding.

As of the date of this prospectus, Fortuneswell Corporation has 8,000,000 shares of $0.001 par value common stock issued and outstanding.  The voting control of our common stock is possessed by Energy Alliance Technology Company and they control 7,800,000 shares.  After this Offering, assuming all of the shares in this Offering are sold, which there can be no guarantee, Energy Alliance Technology Company will still retain 78% ownership and control in the Company.

Fortuneswell Corporation currently has one officer and director. This individual allocates time and personal resources to Fortuneswell Corporation on a part-time basis and devotes approximately 20 hours a week to the Company.  Once the public offering is closed, Mr. Thatcher plans to spend the time necessary to oversee business development, marketing campaigns, continued website design, and direct the primary operations of the business.  Mr. Thatcher plans to become a full-time employee of the Company once adequate funds are raised or it starts to generate sufficient revenue.

The Company believes that the net offering proceeds after offering expenses will be sufficient for the company to become operational and sustain operations through the next twelve (12) months. The money we hope to raise through this stock offering has been budgeted to market our products, hire sales personnel, and to become a fully reporting company.  Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from our products will be adequate to maintain our business in the future.  The company has incurred a net loss of $0 as of audit date December 31, 2016 and $5,700 net loss as of unaudited date as of March 31, 2017.  As a result, management has evaluated these factors and has determined that they raise substantial doubt about our ability to continue as a going concern.  As of audit date December 31, 2016 the Company had $100 cash on hand, and as of unaudited date of March 31, 2017 the Company had $0 cash on hand.  Our President, Mr. Thatcher, has committed to provide additional advances sufficient to meet the obligations of the Company until we can initiate the offering.  There is no written commitment from Mr. Thatcher to provide funds to the Company to further its business plans.  Please see section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a detailed discussion on management’s commitment to advance funds to the Company.  Our President Mr. Thatcher, has agreed to provide funds to the Company to further its business plans and meet its obligations until the Company can complete this raise.  The funds Mr. Thatcher has agreed to provide will not be repaid from the raised funds.   The costs of being public are included in the accounting and legal and professional line items in the “Use of Proceeds” section.  Please see section titled “Business Overview” sub-section “12 Month Growth Strategy and Milestones to Implement Business Operations” for a quarterly detailed description of the reporting requirements.

We estimate $5,000 is sufficient to keep the Company in compliance with regulatory agencies and meet its obligations to prudently further the business of the Company for the 180 day period the raise may take.  While management estimates $5,000 for such costs; there is no maximum amount of funds that Mr. Thatcher has agreed to provide.  Mr. Thatcher, because he is the sole officer and director, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.

Fortuneswell Corporation has administrative offices located at 11 Vista Hermosa Drive, Simi Valley, California 93065.  Mr. Thatcher, our sole office and director, provides the office on a rent-free basis.

Fortuneswell Corporation’s fiscal year end is December 30.

The Company is an “emerging growth” company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under the title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the Company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

 As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

The following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	Fortuneswell Corporation is offering on a best-efforts, self-underwritten basis a maximum amount of 2,000,000 shares of its common stock.

Offering Price per Share:	$1.20

Offering Period:
This offering will terminate 180 days from the effective date of this prospectus unless extended by the Board of Directors for an additional 90 days, although we may close the offering on any date prior to the Termination Date.

Offering Terms:
In connection with the Company’s selling efforts in the Offering, J. Daniel Thatcher will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Mr. Thatcher is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Thatcher will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities. Mr. Thatcher is not, nor has he been within the past 12 months, a broker or dealer, and he has not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. Thatcher will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Thatcher has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve months. Additionally, he has not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Deposit of Proceeds:
There is no minimum investment required from any individual.  The subscription proceeds from the sale of the shares in this offering will be payable to “Fortuneswell Corporation” and deposited in the Company bank account.

Maximum Proceeds to The Company:	$2,400,000

Use of Proceeds:
If all the shares are sold (Maximum Net Proceeds to the Company $2,380,800) after deducting offering expenses estimated to be $19,200 the Company intends to use the $2,380,800 to initiate our planned day to day business operations.  Please see the “Use of Proceeds” and the “Business Overview” sub-section “12 Month Growth Strategy and Milestones to Implement Business Operations” sections for a more detailed description of the use of the proceeds.

Number of Shares Outstanding Before the Offering:	8,000,000 common shares

Maximum Number of Shares Outstanding After the Offering:	10,000,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Fortuneswell Corporation’s assets, book value, historical earnings, or net worth.

Fortuneswell Corporation will apply the proceeds from the offering to pay for accounting fees, legal fees, compliance fees, professional fees, administrative costs, office lease(s), product inventory, salaries of sales personnel, sales and marketing expenses, and website design fees.

The Company has not presently secured an independent stock transfer agent. Fortuneswell Corporation has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for Fortuneswell Corporation common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

Summary Financial Information

The following table sets forth the summary financial data derived from Fortuneswell Corporation’s financial statements.  Table A is the Audited Statements of Operations for year ended December 31, 2016 and December 31, 2015.  Table B is the Unaudited Statements of Operations for the three months ended March 31, 2017 and audit period March 31, 2016.  The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

As shown in the financial statements accompanying this prospectus, Fortuneswell Corporation has had no revenues to date and has incurred only losses.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

Table A: Audited Statement of Operations Data

	December 31, 2016	December 31, 2015
Audited Statement of Operations Data:

Total Revenues	$0	$0

General and Administrative Expenses	$0	$0
Professional Fees	$0	$0
Net Loss	$0	$0

Table B: Unaudited Statement of Operations Data

	3-months	3-months
	ended	ended
	March 31,	March 31,
	2017	2016
Statements of Operations	Unaudited	Unaudited

Total Revenues	$0	$0

General and Administrative Expenses	$0	$0
Professional Fees	$5,700	$0
Net Loss	$(5,700)	$0

Risk Factors

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

J. DANIEL THATCHER, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 20 HOURS PER WEEK TO COMPANY MATTERS.

Our business plan does not provide for the hiring of any additional employees until adequate funds are raised through our Offering or we generate enough revenue to support the hiring of additional employees.  Therefore, the responsibility of developing and furthering the company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Mr. Thatcher.  Once the public offering is closed, Mr. Thatcher plans to spend the necessary time to finalize business development, direct the marketing efforts, secure clients, and oversee the primary operations of the business.  Mr. Thatcher, our sole officer has experience in building brand recognition and marketing in our intended line of business.  While Mr. Thatcher does not intend to quit his current consulting job, upon the closing of the Offering, he does intend to dedicate the necessary time to the operation of this business.  It is anticipated that as the business grows Mr. Thatcher will eventually fully quit his current consulting job.

MR. THATCHER DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES.

The Company’s needs could exceed the amount of time or level of experience Mr. Thatcher may have.  This could result in his inability to properly manage company affairs, resulting in our remaining a start-up company with no revenues or profits.  Mr. Thatcher does not have experience serving as the CEO of a public company, reviewing financial statements or serving as the CFO of a public company or being responsible for the preparation of the various Exchange Act reports required to be filed by public companies.  We have budgeted the cost to prepare and file the various Exchange Act reports in our “Use of Proceeds” section.  These activities will be done by independent third party contractors.

OUR SOLE OFFICER AND DIRECTOR OF THE COMPANY OCCUPIES ALL CORPORATE POSITIONS.

A risk exists that the Company may not have adequate internal controls because one person occupies all of the corporate positions.

MR. THATCHER IS INVOLVED IN OTHER BUSINESS ACTIVITIES WHICH MAY POTENTIALLY RESULT IN A CONFLICT OF INTEREST.

We have not formulated a plan to resolve any possible conflict of interest with his other business activities. Mr. Thatcher’s other business activities are limited to consulting and assisting companies with proven innovative technologies to build brand recognition and market presence.  In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE ANY OPERATING HISTORY; AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLAN.

The Company was incorporated on June 17, 2014; we have not yet commenced our full-scale business operations and we have not yet realized any revenues. We have minimal operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE ARE A SHELL COMPANY AND THEREFORE INVESTORS SHOULD BE AWARE OF THE HIGHLY ILLIQUID NATURE OF THEIR INVESTMENT.

The Company is a Shell Company as defined by as defined in Rule 405. As such, no shares will be eligible to be sold or transferred under Rule 144 until in excess of one year from the filing of the equivalent of Form 10 information by the Company with the SEC.

OUR SHARES WILL BE SUBJECT TO THE PENNY STOCK RULES

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate her/her investment.  Please see section titled “Market for Common Equity and Related Stockholder Matters” for additional information regarding penny stock rules and investor implications.

OUR PRINCIPAL SHAREHOLDER MAY CAUSE FORTUNESWELL CORPORATION TO ISSUE ADDITIONAL SHARES AFTER THE OFFERING IN ORDER TO FUND THE BUSINESS AND THEREBY FURTHER DILUTING THE HOLDINGS OF ANY PURCHASERS IN THE OFFERING.

Our principal shareholder may cause Fortuneswell Corporation to issue additional shares after the offering in order to fund the business and thereby further dilute the holdings of any purchasers in this offering.

OUR INDEPEND REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our independent registered public accounting firm has issued its report, which includes an explanatory paragraph for going concern uncertainty on our consolidated financial statements as of and for the period ended December 31, 2016. Because we have not generated any revenues from our operations our ability to continue as a going concern is currently heavily dependent upon our ability to obtain additional financing to sustain our operations.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS.  IF WE DO NOT SELL SHARES IN THIS BEST-EFFORTS OFFERING THEN WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

Fortuneswell Corporation has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated any cash from operations to be profitable.  Unless Fortuneswell Corporation begins to generate sufficient revenues to finance operations as a going concern, Fortuneswell Corporation may experience liquidity and solvency problems.  Such liquidity and solvency problems may force Fortuneswell Corporation to cease operations if additional financing is not available. No known alternative resources of funds are available to Fortuneswell Corporation in the event it does not successfully place shares in this best-efforts offering.  However, Fortuneswell Corporation believes that if it is successful to place shares in this best-efforts offering then the net proceeds of the Offering should be sufficient to satisfy the launch and operating requirements for the next twelve months.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not generated any revenue to date from operations. In order for us to continue with our plans and operating our business, we must raise our initial capital through this Offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this Offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this Offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE MARKET’S ACCEPTANCE OF OUR PLANNED SERVICES. IF THE FUEL ADDITIVE INDUSTRY MARKET DOES NOT FIND EATC’s PRODUCTS DESIRABLE AND WE CANNOT ATTRACT CLIENTS, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH COULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to promote products that the market accepts and is willing to purchase is critically important to our success. We cannot be certain that the products we promote will be accepted by the marketplace.  As a result, there may not be any demand, our revenue stream could be limited, and we may never realize any revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we offer alternative products or alter our products and marketing efforts and pursue alternative or complementing revenue generating products.

THE LOSS OF THE SERVICES OF J. DANIEL THATCHER COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR BUSINESS MODEL, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR INABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, J. Daniel Thatcher. If he were unable to perform his services, this loss of his capabilities could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another qualified individual.  The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE FUEL ADDITIVES MARKETPLACE IS HIGHLY COMPETITIVE.  IF WE CANNOT PROMOTE PRODUCTS THAT THE MARKET AND COMPANIES ARE WILLING TO ACCEPT, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY AND OUR BUSINESS MAY BE ADVERSELY AFFECTED, CREATING THE POSSIILITY THAT WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

Fortuneswell Corporation, as a promoter of EATC’s products, has many potential competitors in the fuel additive marketplace.  We acknowledge that the competition is competent, experienced, and has greater financial and marketing resources than we do at the present. Our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to the development, promotion, and marketing of their products than are available to us for EATC’s products.

Some of Fortuneswell’s competitors in promoting EATC’s products may also offer a wider range of products and have greater name recognition.  They may have greater customer loyalty bases and these competitors may be able to respond more quickly to new or changing opportunities.  In addition, our competitors may be able to undertake more extensive promotional activities, and adopt more aggressive advertising campaigns than Fortuneswell Corporation is able to provide to EATC at the present.

Risks Associated with this Offering

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING THE SHARES AND RECEIVING THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Markets. We cannot guarantee that our application will be accepted or approved and our stock quoted on OTC Markets.  OTC Markets is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. OTC Markets is not an issuer listing service, market or exchange. Although OTC Markets does not have any listing requirements per se, to be eligible for quotation on OTC Markets, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on OTC Markets that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Fortuneswell Corporation or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE MAY ISSUE ADDITIONAL COMMON SHARES IN THE FUTURE, WHICH WOULD REDUCE OUR CURRENT INVESTORS’ PERCENTAGE OF OWNERSHIP AND WHICH MAY DILUTE OUR SHARE VALUE.

Our Certificate of Incorporation authorizes the issuance of 75,000,000 shares of common stock, of which 8,000,000 shares are issued and outstanding. The future issuance of additional shares of common stock which we are currently authorized to issue may result in substantial dilution in the percentage of our stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. Additionally, the terms of any preferred stock that we might issue may substantially dilute the voting rights of our then-current stockholders, or may require us to pay significant dividends before any distributions may be made to our other stockholders.

VOTING CONTROL OF OUR COMMON STOCK IS CONTROLLED BY ENERGY ALLIANCE TECHNOLOGY COMPANY.  THIS CONCENTRATION OF OWNERSHIP COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF FORTUNESWELL CORPORATION THAT MIGHT OTHERWISE RESULT IN YOU RECEIVING A PREMIUM OVER THE MARKET PRICE FOR YOUR COMMON STOCK.

The voting control of our common stock is possessed by Energy Alliance Technology Company who acquired 7,800,000 shares, or 97.5%, of our common stock in April 2016.  Holders of our common stock are entitled to one non-cumulative vote on all matters submitted to our stockholders. The result of this concentration of ownership and voting control is that Energy Alliance Technology Company has the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of the Company that might otherwise result in your receiving a premium over the market price for your common stock. After this Offering, assuming all of the shares in this Offering are sold, which cannot be guaranteed, Energy Alliance Technology Company will still retain 78% ownership and control in the Company.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE.  WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $19,200 cost of this Registration Statement to be paid from proceeds raised. In addition, our President Mr. Thatcher, has agreed to advance the Company funds to meet any ongoing obligations.  We anticipate the costs of these obligations could total approximately $5,000 and these advances will not be repaid from the raised funds.  While management estimates $5,000 for such costs; there is no maximum amount of funds that Mr. Thatcher has agreed to provide.  Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on OTC Markets. We cannot guarantee that our application will be accepted or approved and our stock quoted on OTC Markets.  To be eligible for quotation on OTC Markets, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on OTC Markets that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Fortuneswell Corporation’s business, financial condition, and prospects that reflect Fortuneswell Corporation’s management’s assumptions and beliefs based on information currently available. Fortuneswell Corporation can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Fortuneswell Corporation’s assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Fortuneswell Corporation’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of EATC’s products, effectiveness of our marketing, the ability to attract new customers, management’s ability to raise capital in the future, and the retention of key employees.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management.  The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $19,200.  The following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various levels.

The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates.  The costs associated with operating as a public company are included in our budget and management is responsible for the preparation of the required documents to keep the costs to a minimum.  We anticipate to begin generating revenue approximately six months after the closing of the Offering.  Investors should note that generating revenue approximately six months after the closing of the offering may be an ambitious goal and the Company may not be in a position to generate revenue for a much longer period of time and we may need additional funding in order to sustain our business.

Fortuneswell Corporation intends to use the proceeds from this offering as follows:

% Of Shares Sold	25%		50%		75%		100%
# Of Shares Sold	500,000		1,000,000		1,500,000		2,000,000

Application of Proceeds	$	% of total	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	$600,000	100.00	$1,200,000	100.00	$1,800,000	100.00	$2,400,000	100.00

Offering Expenses
Legal & Professional Fees	10,000	1.67	10,000	0.83	10,000	0.56	10,000	0.42
Accounting Fees	5,500	0.92	5,500	0.46	5,500	0.31	5,500	0.23
Edgar Fees	1,200	0.20	1,200	0.10	1,200	0.07	1,200	0.05
Blue-sky fees	2,500	0.42	2,500	0.21	2,500	0.14	2,500	0.10
Total Offering Expenses	19,200	3.20	19,200	1.60	19,200	1.07	19,200	0.80

Net Proceeds from Offering	580,800	96.80	1,180,800	98.40	1,780,800	98.93	2,380,800	99.20

Use of Net Proceeds
Accounting Fees	15,000	2.50	15,000	1.25	15,000	0.83	15,000	0.63
Legal and Professional Fees	20,000	3.33	20,000	1.67	30,000	1.67	30,000	1.25
Edgar Fees	3,800	0.63	3,800	0.32	3,800	0.21	3,800	0.16
Administrative Costs	30,000	5.00	50,000	4.17	50,000	2.78	60,000	2.50
Office Leases	18,000	3.00	36,000	3.00	54,000	3.00	72,000	3.00
Product Inventory	15,000	2.50	35,000	2.92	50,000	2.78	70,000	2.92
Salaries	200,000	33.33	300,000	25.00	400,000	22.22	600,000	25.00
Sales and Marketing	246,500	41.08	500,000	41.67	700,000	38.89	800,000	33.33
Website	7,500	1.25	12,000	1.00	12,000	0.67	12,000	0.50

Proceeds Allocated for Months 12-18*	25,000	4.17	209,000	17.42	466,000	25.89	718,000	29.92

Total Use of Net Proceeds	580,800	96.80	1,180,800	98.40	1,780,800	98.93	2,380,800	99.20

Total Use of Proceeds	600,000	100.00	1,200,000	100.00	1,800,000	100.00	2,400,000	100.00
Notes:

*The Company has allocated funds and plans to use them in months twelve through eighteen of operations.

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for our operations and current objectives. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Fortuneswell Corporation’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION

The net tangible book value of our company as of March 31, 2017 was $(5,600) or ($0.0007) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on March 31, 2017.

Our net tangible book value and our net tangible book value per share will be impacted by the 2,000,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $1.20 per share.

We are registering 2,000,000 shares of common stock for sale by our company.   If all shares are sold at the offering price of $1.20 per share our net tangible book value and per share dilution under various offering scenarios as of March 31, 2017, is illustrated in the following table:

	$600,000 Offering (25%)	$1,500,000 Offering (50%)	$1,800,000 Offering (75%)	$2,400,000 Offering (100%)
Number of current shares held	8,000,000	8,000,000	8,000,000	8,000,000
Number of new shares issued	500,000	1,000,000	1,500,000	2,000,000
Total number of new shares held	8,500,000	9,000,000	9,500,000	10,000,000

Net tangible book value before this offering	$(5,600)	$(5,600)	$(5,600)	$(5,600)
Net proceeds to the company *	$580,800	$1,180,800	$1,780,800	$2,380,800
Net tangible book value after this offering	$575,200	$1,175,200	$1,775,200	$2,375,200

Assumed public offering price per share	$1.20	$1.20	$1.20	$1.20
Net tangible book value per share before this offering	$(0.0007)	$(0.0007)	$(0.0007)	$(0.0007)
Increase attributable to new investors	$0.0684	$0.1313	$0.1876	$0.2382
Net tangible book value per share after this offering	$0.0677	$0.1306	$0.1869	$0.2375
Dilution per share to new stockholders	$1.1323	$1.0694	$1.0131	$0.9625

Current Shareholders % after offering	94.1%	88.9%	84.2%	80.0%
Purchasers % after offering	5.9%	11.1%	15.8%	20.0%

Note:

*Net Proceeds to the Company calculations based on after deducting Offering Expenses estimated in aggregate, at $19,200.

SELLING SHAREHOLDERS

There are no selling shareholders in this offering.

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Offering is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  After the effective date of this prospectus, Mr. Thatcher, the sole officer and director, intends to solicit investments through personal contacts, telephone calls, and investment meetings.  We do not intend to use any mass-advertising methods such as the Internet or print media.  Mr. Thatcher will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in Fortuneswell Corporation as a possible investment.  In offering the securities on our behalf, Mr. Thatcher will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Thatcher will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Mr. Thatcher is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of her participation;
b.
Mr. Thatcher is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c.	Mr. Thatcher is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and,

d.
Mr. Thatcher is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person will not purchase any shares in this offering.

Terms of the Offering

Fortuneswell Corporation is offering, on a best-efforts, self-underwritten basis, a maximum amount of 2,000,000 shares of its common stock at a fixed price of $1.20 per share.  The price of $1.20 per share is fixed for the duration of the offering. There is no minimum number of shares required to be purchased by any individual investor.  This is the initial offering of Common Stock of Fortuneswell Corporation and no public market exists for the securities being offered.  The shares are intended to be sold directly through the efforts of Mr. J. Daniel Thatcher, our sole officer and director.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  Mr. Thatcher intends to place the offering through personal contacts, telephone calls, and investment meetings.  We do not intend to use any mass-advertising methods such as the Internet or print media.  Mr. Thatcher will also distribute the prospectus to potential investors at meetings, to his business associates, and to his friends and relatives who are interested in Fortuneswell Corporation as a possible investment.  This offering will terminate 180 days from the effective date of this prospectus unless extended by the Board of Directors for an additional 90 days, although we may close the offering on any date prior to the Termination Date.

For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The subscription proceeds from the sale of the shares in this offering will be payable to “Fortuneswell Corporation” and will be deposited into a Company bank account.  Upon closing of the offering, written notice will be mailed to each investor that the fixed amount has been received and the offering proceeds have been distributed to the Company.  All subscription agreements and checks should be delivered to Fortuneswell Corporation.  Failure to do so will result in checks being returned to the investor who submitted the check.

The officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Fortuneswell Corporation has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Fortuneswell Corporation were to enter into such arrangements, Fortuneswell Corporation will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the Prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Fortuneswell Corporation has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this Prospectus, Fortuneswell Corporation has identified Nevada, Arizona, Utah, and California as the states where the offering will be sold.

Deposit of Offering Proceeds

All subscription agreements and checks should be delivered to Fortuneswell Corporation, 11 Vista Hermosa Drive, Simi Valley, California 93065.  This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan.

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus.  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99.1 and sending it together with payment in full to “Fortuneswell Corporation”, 11 Vista Hermosa Drive, Simi Valley, California 93065.  All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is no minimum number of shares required to be purchased by any individual investor.  Fortuneswell Corporation reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Fortuneswell Corporation accepts a subscription, the subscriber cannot withdraw the subscription.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Fortuneswell Corporation’s authorized capital stock consists of nil shares of preferred stock with a par value $.001, and 75,000,000 shares of common stock with a par value $.001 per share.

PREFERRED STOCK

Fortuneswell Corporation has no current plans to either authorize or issue any preferred stock, or adopt any series, preferences, or other classification preferred stock as stated in the Articles of Incorporation.

COMMON STOCK

Fortuneswell Corporation’s authorized capital stock consists of 75,000,000 shares of common stock with a par value of $0.001 per share.

The holders of our common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of Fortuneswell Corporation’s common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Fortuneswell Corporation’s directors.

PREEMPTIVE RIGHTS

No holder of any shares of Fortuneswell Corporation’s stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, Fortuneswell Corporation has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. Fortuneswell Corporation does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Fortuneswell Corporation will furnish its shareholders with annual financial reports certified by independent auditors, and may, at its discretion, furnish unaudited quarterly financial reports.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the years ended 2015 and 2016, and the unaudited financial statements for the three month period ending March 31, 2017 are included in this prospectus.  They were audited by Dale Matheson Carr-Hilton Labonte LLP, Chartered Professional Accountants, 1500-1140 Pender St. W, Vancouver, British Columbia V6E 4G1 Canada.  We included the audited financial statements and the auditor’s report in their capacity as authority and experts in accounting and auditing.

Elaine A. Dowling, Esq., of EAD Law Group, LLC, 6671 S. Las Vegas Blvd., Building D, suite 210, Las Vegas, Nevada 89119, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

INFORMATION WITH RESPECT TO THE REGISTRANT

General Information
Fortuneswell Corporation was incorporated in the State of Nevada on June 17, 2014 under the same name. Since inception, Fortuneswell Corporation has not generated revenues and has accumulated losses in the amount of $5,700 from inception through March 31, 2017.  Fortuneswell Corporation has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Fortuneswell Corporation has yet to commence principal planned operations and has not generated revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from its business services.  Fortuneswell Corporation believes that, if it obtains the proceeds from this offering, it will be able to implement the full business plan and conduct business pursuant to the business plan for the next twelve months.

Fortuneswell Corporation’s administrative office is located at 11 Vista Hermosa Drive, Simi Valley, California 93065.

Fortuneswell Corporation’s fiscal year end is December 31.

Business Overview

Fortuneswell Corporation (the Company) was formed on June 17, 2014 in the State of Nevada.  The principal business objective of the Company is to sell and promote a portfolio of bulk fuel supplements for Energy Alliance Technology (herein after referred to as “EATC”) to the multifaceted fuels industry. The portfolio of bulk fuel supplements are based on the science of Bio-Thermogenics.  The formulary of the portfolio of products alter the burn pattern and combustion characteristics of all fossil fuels.  EATC’s products increase fuel efficiency, increases engine and equipment life, and can reduce emissions more than 80% thereby introducing the potential for immediate and long term positive environmental impacts.  EATC’s product line of fuel supplements are 100% natural, non-petroleum based, and non-agricultural impacting.

The Company plans to market the portfolio of emissions reducing fuel technologies and products for all classifications of fossil fuel.  After 12 years of extensive research and field testing, EATC has developed a family of patented, proprietary fossil fuel supplements that are ready to be marketed and sold under the trade name Bio-T.  EATC has developed patented “neutral-catalytic” reagent that perform traditional catalytic functions, but without expensive or toxic heavy metal catalysts. Coupled with other biological system reagents, dynamic feedback control of the combustion process is achieved resulting in higher efficiency, more complete combustion, higher power output, and lower emissions.

Business Strategy

The business of the Company is to sell and promote a portfolio of bulk fuel supplements for Energy Alliance Technology (herein after referred to as “EATC”).  The Company signed a three year Sales Representative Agreement for the Territory defined as North America.  The North America Territory includes all of the 50 United States, Canada and Mexico.  The Sales Representative Agreement is attached to this filing and is listed as Exhibit 99.1.

Products

Bio-T™ Technology - The active ingredients in the EATC’s Bio-T™ patent protected fuel supplements formulations are derived from naturally occurring, non-synthetic reagents that are generally recognized to be environmentally safe, non-toxic, and biodegradable (MSDS information available upon request).  For this reason, EATC’s products can be transported without shipping restrictions in any form including train, plane, truck, courier or the U.S. Postal Service.

EATC’s products are non-petrochemical supplements based on naturally occurring bio-chemical reactions that take place in all forms of fuel combustion.  The Company believes that Bio-T™ stands alone as the only naturally derived bulk fuel additive which can maximize control of the complete fuel burning process to facilitate “full” combustion across the entire spectrum of liquid, solid state, and gaseous fossil fuels.  Consequently, Bio-T™ products achieve consistent efficiency improvements and emission reductions of nitrous oxides, carbon monoxide, total hydrocarbons, non-methane hydrocarbons as well as smog related particulate matter.  By focusing on bulk fuel opportunities Bio-T supplements can deliver significant short and long term large scale fuel and environmental impacts.

These improvements are realized without the need for supplemental mechanical equipment while improving the performance of pre-existing emissions devices such as catalytic converters, diesel particulate filtration and coal scrubbers.  Also, the natural and non-toxic ingredients in Bio-T™ products can be proportioned in fuel-specific and applications-including the enhancement of Bio fuels.   Based on preliminary laboratory testing, the Company believes Bio-T™ can be combined with all classifications of fossil fuels to increase the effectiveness of a wide spectrum of combustion devices including engines, boilers, furnaces and heaters delivering more complete combustion and lower emissions than currently available conventional technologies.

Bio-T™ does not require any major retooling at either the refinery or fuel terminal level. It can be economically blended at either facility with the available fuel supply through the use of industry standard hardware and technology, thus facilitating its ability to be globally deployed immediately.

Diesel fuel / Commercial Transportation – Is an initial key market.  The movement of commerce is a major consumer of diesel fuel and in many instances, relies on centralized refueling terminals.  The commercial transportation market would include; trucking companies, city and state municipalities, couriers such as UPS and Federal Express and other large commercial enterprises that use large volumes of diesel fuel and utilize central terminals for refueling.  Dilution rates for Diesel are 1,400 gallons of Diesel/1-gallon Bio-T™.

Bunker C Marine Fuel – Is a second key market as transoceanic transport vessels can use upwards of 1 million gallons of fuel per crossing. This initiative will focus on major commercial shipping companies such as Maersk and COSCO as well as the associated marine support infrastructure such as tug boats.  Refueling and blending is often accomplished at the docking ports.  Additionally, the Company will seek to establish cooperative working relationships with the associated port authorities.  Dilution rates for Bunker C are 1,200 gallons of Bunker C/1-gallon Bio-T™ and the Company has determined that Bunker Bio-T™ is more effective in a heated fuel operating environment

Coal – Power Generation – Is a staple fuel source for power generation both domestically and globally while being linked to both pollution and public health.  This effort will move forward corroborative testing to be completed by the University of North Dakota’s Energy & Environmental Research Center (EERC), immediately followed with field tests at two potential major coal fired electrical generation facilities located in Arizona and Pennsylvania.  Dilution rates for coal are projected at 1 quart of Bio-T/1 ton of coal.  Initial testing demonstrates significant improvements in efficiency and major reductions in generated airborne particulate.

Patents & Intellectual Property          Fossil fuel combustion consists of various radical chain reactions without the presence of any “controls” that can govern the functional dynamics of combustion such as initiation temperature, time and duration which materially affect measurable emissions by-products.  Using the research science of Bio-Thermogenics, the Company utilized three (3) discovered universal biological/life principles to observe, identify and develop naturally occurring bio-chemical “control” mechanisms that optimize free radical reactions at the micro-biological level.  Based on these discoveries, a complimentary formulary of naturally occurring reagents allows the Company to exercise maximized control of the burn cycle and tune the formulary to optimize the combustion of all fossil fuel classes.

The fundamental principles of Bio-Thermogenics and the Company Bio-T formulary are patent protected under Patent Number 6,482,243 B2.

Bio-T™ Formulary          The bio-chemical composition of the product formulary includes blends of natural compounds, derivatives of those natural compounds and environmentally friendly synthetic compounds.

More specifically the Company formulary includes varying combinations of:

1.	Vitamins – A, C, and E

2.	Commonly available Polyunsaturated compounds such as Omega-3 or Omega-6.

3.	Synthetic Esters

4.	Small polymers of amino acids such as Peptides

Product Designations – The following are product classifications that have been identified by THE COMPANY as having strong market potential for our product offering:

Classification	Designation	Classification	Designation
Heating Oils	BIO-T HO2100	Bunker C Fuel	BIO-T BC2100
Coal Power Generation	BIO-T CG5100	Diesel Fuel Trucking	BIO-T DF2100
Diesel Railroad	BIO-T RR2100	Military Diesel	BIO-T MD2100
Diesel Off-Road	BIO-T OR2100	Farm Diesel	BIO-T FD2100
Industrial Diesel	BIO-T ID2100	Aviation Jet Fuel	BIO-T JF3100
Aviation Gasoline	BIO-T AG4100	Two-Stroke Oil	BIO-T TS6100
Petroleum Coke	BIO-T PC5100	Gasoline	BIO-T GB4100
Bio-Fuels	BIO-T BF7100

Product Costs

We plan to promote an initial offering of a Low Sulfur Diesel Supplement and a High Sulfur Diesel Supplement.  The product classification will dictate whether to use EATC’s Low Sulfur or High Sulfur Supplement.  Product classifications will also dictate the dilution rates.  For example, the dilution rate for Commercial Transportation Diesel Fuel is 1,400 gallons of Diesel/1-gallon Bio-T™ and the dilution rate for Bunker C Marine Fuel is 1,200 gallons of Bunker C/1-gallon Bio-T™.

Low Sulfur Diesel		High Sulfur Diesel

Sale Classification	Pricing	Sale Classification	Pricing

Retail	$108 per gallon	Retail	$108 per gallon
Wholesale	$86.40 per gallon	Wholesale	$86.40 per gallon
Bulk	$75 per gallon	Bulk	$75 per gallon
Refinery	Call for quotation	Refinery	Call for quotation

Market Strategy

We have identified three market segments that we plan to initially market EATC’s products to in North America.  Commercial trucking, marine shipping and coal for power generation have been selected because they are all under both domestic and global regulatory requirements to reduce environmental emissions ascribed to global climate change.  While assisting these vital business segments in meeting regulatory obligations, EATC products can deliver sufficient cost reductions to more than offset any additional expense tied to our Bio-T™ blended fuel supplements.  EATC can achieve these results without any major equipment investments because their supplements are simply added to the existing fuel supply.  Further, each of these business operations utilize an engine driven infrastructure of support vehicles that can also benefit from the Bio-T™ fuel blends generating additional opportunities within the same customer base by increasing their fuel efficiency.

We will seek to develop real world pilot projects in cooperation with each company’s designated sustainability officer or committee that has been charged at the executive level with seeking to reduce fuel consumption and generate and implement environmentally sustainable corporate initiatives.

EATC and the Company recognize the significant savings that Bio-T™ products offer to large end-users of liquid and solid state fossil fuels. This is in addition to the substantial emissions reduction and increased longevity of any and all combustion devices.  For this reason, the Company’s business strategy will be to create strategic alliances with large corporate and government entities that have established onsite fueling facilities, i.e., state and local governments, military, trucking companies, service station chains, and those suppliers of fuel that want to private label their own high grade fuel.

Another advantage is that the Company will seek available tax credits (i.e., carbon credits) for these entities that use EATC’s product because of the substantial reduction in both CO2 and other toxic emission that they will not be releasing into the environment.  If successful, this strategy will create an additional economic benefit to the end user in addition to the increased fuel economy realized from their use of Bio-T™ bulk fuel supplements.

Competition

While there are many commercial point of sale (POS) formulations purporting to increase the fuel efficiency and/or reduce emissions, the Company believes that Bio-T™ stands alone as the only naturally occurring bulk fuel additive which enables the comprehensive control of the combustion process across the entire fossil fuel spectrum.  Further, with POS products the desired emissions benefit is only available as long as the end-user consistently utilizes the formulation.  With a bulk fuel product, the emissions value is embedded into the fuel stock.

Research has located approximately 336 pre-packaged products representing themselves as fuel additives generally designed for use with gasoline. The automotive aftermarket appears saturated with a broad range of niche products that have purported efficiency or emission claims. A detailed analysis of these products cites active ingredients that are well-known agents with specific actions. These agents and their respective actions include:

• Oxygenates (Alcohol or esters) to reduce carbon monoxide
• Octane boosters/anti-knocking agents to reduce pre-ignition gasoline driven engines
• Cetane Enhancers – encourage early and uniform fuel ignition in diesel engines
• Fuel Stabilizers and Antioxidants – to keep fuel from coagulating or degrading
• Fuel Cleaners – To reduce engine deposits
• Corrosion Inhibitors/Upper Cylinder Lubricants – to maintain engine component integrity

It should be noted that the majority of these products are classified as caustic, requiring special handling to transport them from the manufacturer to a retail outlet, and even storage can be problematic.  Bio-T is safe and can be transported safely in bulk or via common carriers such as Fed Ex, UPS, Parcel Post, etc.

The Company has identified a California based company (ORYXE International, Inc.) which has targeted many of the same fuel classes as the Company.  Their current market focus is limited to emissions reductions for diesel fuels, residual heating oils and a 2-Stroke fuel applications.  The diesel formulation has been accepted into the Texas Low Emissions Diesel (TxLED) program as a component in an approved diesel fuel alternative formulation.

Based on published technical and material safety data sheets, the ORYXE product is a combustible liquid that must be stored in a cool, dry, well ventilated location.  Additionally, there are specified gasket restrictions, and transfer hoses that must be Teflon coated.  The central ingredient is diethylene glycol monomethyl ether, making up between 75% and 95% of the blend.  This chemical is most often found in pharmaceuticals, sunscreens, cosmetics, inks, dyes and water based paints.  Aluminum is known to react with this chemical.  Bio-T™ does not have any of these usage restrictions.

12 Month Growth Strategy and Milestones to Implement Business Operations

The following growth strategy and milestones are based on the estimates made by management.  The Company planned the goals and milestones after deducting estimated offering expenses estimated to be $19,200.  The costs associated with operating as a public company are included in our budget and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The working capital requirements and the projected milestones are approximations and subject to adjustments.  The Company believes that the net offering proceeds after deducting $19,200 offering expenses is sufficient for the company to become operational and sustain operations through the next twelve (12) months.   If we begin to generate profits, we plan to increase our marketing activities accordingly.  We anticipate to begin generating revenues approximately six months following closing of the offering. Investors should note that generating revenue approximately six months after the closing of the offering may be an ambitious goal and the Company may not be in a position to generate revenue for a much longer period of time and we may need additional funding in order to sustain our business.

Note: The Company planned the milestones and estimated expenditures based on quarters following the closing of the public offering.

Months Following The Closing Of The Offering	25%	50%	75%	100%
	$580,800	$1,180,800	$1,780,800	$2,380,800

0-3 Months
- Accounting & Related including accounting, quarterly review fees & annual audit	$2,600	$2,600	$2,600	$2,600
- Legal Fees including contract reviews, compliance & 8-K filings	$5,000	$5,000	$5,000	$5,000
- Edgar Fees for reviews, audit & periodic 8-K filings	$900	$900	$900	$900
- Administrative Costs
Temporary support personnel, office related expenses & local business licenses	$3,000	$5,000	$5,000	$5,000
- Office/Storage Facility Leases
Each Location @ $1,500 per month = $18,000 per year	$4,500	$9,000	$13,500	$18,000
- Product Inventory	$3,750	$8,750	$12,500	$17,500
- Salaries @ $50,000 per year per Sales Person	$50,000	$75,000	$100,000	$150,000
- Sales & Marketing - Brochures, Convention Booth and Space, Travel & related	$35,000	$50,000	$75,000	$100,000
- Website & Maintenance/Upgrades	$6,000	$6,000	$6,000	$6,000
First Quarter Total Expenduratures:	$110,750	$162,250	$220,500	$305,000

4-6 Months
- Accounting & Related including accounting, quarterly review fees & annual audit	$2,600	$2,600	$2,600	$2,600
- Legal Fees including contract reviews, compliance & 8-K filings	$5,000	$5,000	$5,000	$5,000
- Edgar Fees for reviews, audit & periodic 8-K filings	$900	$900	$900	$900
- Administrative Costs
Temporary support personnel, office related expenses & local business licenses	$6,000	$10,000	$10,000	$10,000
- Office/Storage Facility Leases
Each Location @ $1,500 per month = $18,000 per year	$4,500	$9,000	$13,500	$18,000
- Product Inventory	$3,750	$8,750	$12,500	$17,500
- Salaries @ $50,000 per year per Sales Person	$50,000	$50,000	$100,000	$150,000
- Sales & Marketing - Brochures, Convention Booth and Space, Travel & related	$35,000	$125,000	$100,000	$125,000
- Website & Maintenance/Upgrades	$500	$2,000	$2,000	$2,000
Second Quarter Total Expenditures:	$108,250	$213,250	$246,500	$331,000

7-9 Months
- Accounting & Related including accounting, quarterly review fees & annual audit	$2,600	$2,600	$2,600	$2,600
- Legal Fees including contract reviews, compliance & 8-K filings	$5,000	$5,000	$10,000	$10,000
- Edgar Fees for reviews, audit & periodic 8-K filings	$900	$900	$900	$900
- Administrative Costs
Temporary support personnel, office related expenses & local business licenses	$10,000	$15,000	$15,000	$20,000
- Office/Storage Facility Leases
Each Location @ $1,500 per month = $18,000 per year	$4,500	$9,000	$13,500	$18,000
- Product Inventory	$3,750	$8,750	$12,500	$17,500
- Salaries @ $50,000 per year per Sales Person	$50,000	$75,000	$100,000	$150,000
- Sales & Marketing - Brochures, Convention Booth and Space, Travel & related	$88,250	$175,000	$250,000	$275,000
- Website & Maintenance/Upgrades	$500	$2,000	$2,000	$2,000
Third Quarter Total Expenditures:	$165,500	$293,250	$406,500	$496,000

10-12 Months
- Accounting & Related including accounting, quarterly review fees & annual audit	$7,200	$7,200	$7,200	$7,200
- Legal Fees including contract reviews, compliance & 8-K filings	$5,000	$5,000	$10,000	$10,000
- Edgar Fees for reviews, audit & periodic 8-K filings	$1,100	$1,100	$1,100	$1,100
- Administrative Costs
Temporary support personnel, office related expenses & local business licenses	$11,000	$20,000	$20,000	$25,000
- Office/Storage Facility Leases
Each Location @ $1,500 per month = $18,000 per year	$4,500	$9,000	$13,500	$18,000
- Product Inventory	$3,750	$8,750	$12,500	$17,500
- Salaries @ $50,000 per year per Sales Person	$50,000	$75,000	$100,000	$150,000
- Sales & Marketing - Brochures, Convention Booth and Space, Travel & related	$88,250	$175,000	$275,000	$300,000
- Website & Maintenance/Upgrades	$500	$2,000	$2,000	$2,000
Fourth Quarter Total Expenditures:	$171,300	$303,050	$441,300	$530,800

13-18 Months
Balance of Proceeds Allocated for months 13-18:	$25,000	$209,000	$466,000	$718,000

12 MONTH MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The Milestones encompass what management believes the Company needs to accomplish to be successful.  The Milestones are broken down by quarters following the closing of the Offering.  Management established the Milestones regardless of the level of funding we receive through the Offering.  The belief is that they will serve as the pillars for long-term success of the Company.  However, management did make assumptions to address the varying level of funds received as this will allow the Company to market our products on a larger scope.

Assumptions:

Accounting/Audit related fees, edgar fees and legal and professional fees are compliance related and are not effected by the level of funding we receive from our Offering.

Office Leases
-	25% of the Offering placed we plan to establish an office in southern California
-	50% of the Offering placed we plan to establish two offices
Southern California
Northeast Coast
-	75% of the Offering placed we plan to establish three offices
Southern California
Northeast Coast
Midwest
-	100% of the Offering placed we plan to establish four offices
Southern California
Northeast Coast
Midwest
South (Texas region)

Salaries/Employees
-	25% of the Offering placed we plan to hire a total of four employees/sales personnel
-	50% of the Offering placed we plan to hire a total of six employees/sales personnel
-	75% of the Offering placed we plan to hire a total of eight employees/sale personnel
-	100% of the Offering placed we plan to hire a total of twelve employees/sales personnel

 Sales and Marketing
-	25% of the Offering placed we allocated $246,500 to Sales and Marketing
-	50% of the Offering placed we allocated $500,000 to Sales and Marketing
-	75% of the Offering placed we allocated $700,000 to Sales and Marketing
-	100% of the Offering placed we allocated $800,000 to Sales and Marketing

Quarterly Milestones

0-3 Months

o	Complete due diligence and identify prospective companies in targeted segments
▪	Commercial Trucking
▪	Marine Shipping
▪	Coal Power Generation
o	Initiate and complete work on website
o	Lease one office in Southern California
o	Hire a total of three sales people during this quarter
▪	Our President Mr. Thatcher will market our products on the West Coast
▪	One sales person located in the Midwest

▪	One sales person located on the Northeast coast
▪	One sales person located in Texas region
o	Complete sales and marketing material
o	Identify conventions and trade shows to attend during the next 12 months
o	Identify industry specific associations to join and attend meetings
o	Complete accounting including audit review for quarter end and file 10-Q

4-6	Months

o	Evaluate progress of marketing efforts in all territories.
▪	Address any deficiencies
▪	Analyze overall marketing efforts
o	Continue to evaluate conventions and trade shows to attend
o	Start to finalize event calendar through month 12
o	Evaluate complementing shows or events to showcase our products
o	Perform website maintenance and initiate search engine marketing presence
o	Complete accounting including audit review for quarter end and file 10-Q

7-9 Months

o	We anticipate starting to generate revenue during this quarter
o	Evaluate marketing effectiveness and efforts in all territories
▪	Evaluate website and search engine lead generating effectiveness
▪	Increase web marketing presence
▪	Evaluate diverting or expanding marketing efforts to more potential revenue generating sectors
▪	Increase overall product presence in the marketplace
o	Attend conventions and trade shows
o	Perform website maintenance and upgrades
o	Complete accounting including audit review for quarter end and file 10-Q

10-12	Months

o	Evaluate entire nine months of operations and revenue generating effectiveness
o	Thorough evaluation of each territory
▪	Employee evaluations and make changes if necessary
▪	Evaluate sales of each sector and marketing
▪	Evaluate additional sectors to market
o	Attend conventions and trade shows
o	Initiate and complete operations and marketing plan for year two and year three
o	Complete accounting including year-end audit and file 10-K

Patents and Trademarks

While there are patents, trademarks and other approvals, they are the property of EATC and not Fortuneswell Corporation.

Need for any Government Approval of Products or Services

We do not require any government approval for EATC’s products.

In the event any of our operations or products requires government approval, we will comply with any and all local, state and federal requirements.

Government and Industry Regulation
We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities
Other than time spent researching our business and proposed markets and segmentation, the Company has not spent any funds on research and development activities to date.  In the event opportunities arise from our operations, the Company may elect to initiate research and development activities, but the Company has no plans for any activities to date.

Environmental Laws
Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements
We currently have one employee, our executive officer, J. Daniel Thatcher who currently devotes approximately 20 hours a week to our business and is responsible for the primary operation of our business.  Once the public offering is closed, Mr. Thatcher plans to spend the necessary time to finalize business development, direct the marketing efforts, to secure clients, and oversee the primary operations of the business.  There are no formal employment agreements between the company and our current employee.

Description of Property

Fortuneswell Corporation uses an administrative office located at 11 Vista Hermosa Drive, Simi Valley, California 93065.  Mr. Thatcher, the sole officer and director of the Company, provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

Legal Proceedings

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

Financial Statements

FORTUNESWELL CORPORATION
Financial Statements
For the Years Ended 2016 and 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Fortuneswell Corporation

We have audited the accompanying balance sheets of Fortuneswell Corporation (the “Company”) as at December 31, 2016 and 2015 and the related notes to the financial statements for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, based on our audits, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2016 and 2015 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, to date the Company has reported losses since inception from operations and requires additional funds to meet its obligations and fund the costs of its operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada
April 5, 2017

A.	Audited Financial Statements as of December 31, 2016

FORTUNESWELL CORPORATION
BALANCE SHEETS

	December 31, 2016	December 31, 2015
ASSETS
Current Assets
Cash	$100	$100
Total Current Assets	100	100
TOTAL ASSETS	$100	$100

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
A/P & Accrued Expenses	$-	$-
Total Current Liabilities	-	-
TOTAL LIABILITIES	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock, $0.001 Par Value
Authorized Common Stock
75,000,000 shares at $0.001
Issued and Outstanding
8,000,000 Common Shares at December 31, 2016 & December 31, 2015	8,000	8,000
Additional Paid In Capital	-	-
Accumulated Deficit	(7,900)	(7,900)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	100	100

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$100	$100

The accompanying notes are an integral part of these financial statements.

FORTUNESWELL CORPORATION

STATEMENTS OF OPERATIONS

	Year ended December 31, 2016	Year ended December 31, 2015

REVENUE
Revenues	$-	$-
Total Revenues	$-	$-

EXPENSES
General & Admin	-	-
Professional Fees	-	-
Total Expenses	-	-
LOSS FROM OPERATIONS	-	-

Provision for IncomeTaxes	-	-

NET LOSS	$-	$-

BASIC AND DILUTED LOSS PER COMMON SHARE	$-	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
	8,000,000	8,000,000

The accompanying notes are an integral part of these financial statements.

FORTUNESWELL CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock
	Number of Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total
Balance at Inception (June 17, 2014)	0	$-	$-	$-	$-

Shares issued for cash at $0.0001 per share on June 18, 2014	8,000,000	8,000	-	-	8,000

Net (Loss) for year ended December 31, 2014				(7,900)	(7,900)

Balance, December 31, 2014	8,000,000	$8,000	$-	$(7,900)	$100

Net (Loss) for year ended December 31, 2015				-	-

Balance, December 31, 2015	8,000,000	$8,000	$-	$(7,900)	$100

Net (Loss) for year ended December 31, 2016				-	-

Balance, December 31, 2016	8,000,000	$8,000	$-	$(7,900)	$100

The accompanying notes are an integral part of these financial statements.

FORTUNESWELL CORPORATION

STATEMENTS OF CASH FLOWS

	Year ended December 31, 2016	Year ended December 31, 2015
OPERATING ACTIVITIES
Net Income	$-	$-
Adjustments to reconcile Net Income
to net cash provided by operations:
Increase (decrease)in AP & Accrued Expenses
Net cash provided by Operating Activities	$-	$-

FINANCING ACTIVITIES
Issuance of Common Stock	-	-
Due to (from) related party
Net cash provided (used) by Financing Activities	$-	$-

Net increase (decrease) in Cash for period	-	-
Cash at beginning of period	100	100
Cash at end of period	$100	$100

Supplemental Cash Flow Information and noncash Financing Activities:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

FORTUNESWELL CORPORATION
NOTES TO AUDITED FINANCIAL STATEMENTS
DECEMBER 31, 2016

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

 Fortuneswell Corporation (the “Company”) was incorporated in the State of Nevada on June 17, 2014. The Company’s principal business objective is to merge with, or be acquired by, another entity. As at December 31, 2016, the Company has no operating history other than organizational matters and has not commenced any operational activities other than issuing shares to its original shareholder.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States, (“U.S. GAAP”), which contemplate continuation of the Company as a going concern.  For the period ended December 31, 2016, the Company had not commenced operations and had an accumulated deficit of $7,900. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  Management has evaluated these factors and as determined that they raise substantial doubt about the Company’s ability to continue as a going concern

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management plans to market the portfolio of emissions reducing fuel technologies and products for all classifications of fossil fuels.  Management’s plan to obtain such resources for the Company include (i) obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses; (ii) obtaining funding from outside sources through the sale of its debt and/or equity securities; and (iii) completing a merger with or acquisition of an existing operating company.  However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.  Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts in accomplishing the business purposes of the Company.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
These financial statements and related notes are presented in accordance with US GAAP, and are presented in United States dollars

Use of Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Basis of Accounting
The Company’s financial statements are prepared using the accrual method of accounting, except for cash flow information. The Company has elected a December 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  At both December 31, 2016 and 2015, the Company had $100 in cash, respectively.

Income Taxes
 Income tax expense is based on pre-tax financial accounting income. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not some portion or all of the deferred tax assets will not be realized.

Loss per Share
 The Company’s basic loss per share is calculated by dividing its net loss available to common stockholders by the weighted average number of common shares outstanding for the period. The Company’s dilutive loss per share is calculated by dividing its net loss available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Fair Value of Financial Instruments
 The Company’s financial instruments include cash, accounts payable, related party advances, and note payable. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2016 and 2015, respectively.

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

•	Level 1. Observable inputs such as quoted prices in active markets;

•	Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3. Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

Cash is measured at fair value using level 1 inputs.

Recently Issued Accounting Pronouncements
The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 – COMMON STOCK

The Company is authorized to issue an aggregate of 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.  At both December 31, 2016 and December 31, 2015, 8,000,000 common shares are issued and outstanding.

On June 18, 2014, the Company issued 8,000,000 Founder’s shares at $0.001 per share (par value) for total cash of $8,000.

At December 31, 2016, there are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 5 – RELATED PARTY TRANSACTIONS

During the years ended December 31, 2016 and 2015, there were no related party transactions.

NOTE 6 - INCOME TAXES

As the Company did not incur revenue or expenses during the years ended December 31, 2016 and 2015, the expected and actual income tax recovery is $Nil (2015 - $Nil).

The Company has the following deductible temporary differences:

	2016	2015
Deferred income tax assets:
Net operating loss carry-forwards	$2,686	$2,686
Less: Valuation allowance	(2,686)	(2,686)
Net deferred income tax asset	$-	$-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

The Company has non-capital losses of approximately $7,900 which expire between 2034. Tax attributes are subject to review, and potential adjustment, by tax authorities.

B. Unaudited Financial Statements as of March 31, 2017

FORTUNESWELL CORPORATION
CONDENSED BALANCE SHEETS
March 31, 2017
(Unaudited)

	March 31, 2017	December 31, 2016
		(Audited)
ASSETS
Current Assets
Cash	$-	$100
Total Current Assets	-	100
TOTAL ASSETS	$-	$100

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
A/P & Accrued Expenses	$5,600	$-
Total Current Liabilities	5,600	-
TOTAL LIABILITIES	5,600	-

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock, $0.001 Par Value
Authorized Common Stock
75,000,000 shares at $0.001
Issued and Outstanding
8,000,000 & 8,000,000 Common Shares at March 31, 2017 & December 31, 2016, respectively	8,000	8,000
Additional Paid In Capital	-	-
Accumulated Deficit	(13,600)	(7,900)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(5,600)	100

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)	$-	$100

The accompanying notes are an integral part of these financial statements.

FORTUNESWELL CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
MARCH 31, 2017
(Unaudited)

	Three months ended March 31, 2017	Three months ended March 31, 2016

REVENUE
Revenues	$-	$-
Total Revenues	$-	$-

EXPENSES
General & Admin	-	-
Professional Fees	5,700	-
Total Expenses	5,700	-
LOSS FROM OPERATIONS	(5,700)	-

Provision for IncomeTaxes	-	-

NET LOSS	$(5,700)	$-

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	8,000,000	8,000,000

The accompanying notes are an integral part of these financial statements.

FORTUNESWELL CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
MARCH 31, 2017
(Unaudited)

	Three months ended March 31, 2017	Three months ended March 31, 2016

OPERATING ACTIVITIES
Net Income	$(5,700)	$-
Adjustments to reconcile Net Income
to net cash provided by operations:
Increase (decrease)in AP & Accrued Expenses	5,600
Net cash provided by Operating Activities	$(100)	$-

FINANCING ACTIVITIES
Issuance of Common Stock	-	-
Due to (from) related party
Net cash provided (used) by Financing Activities	$-	$-

Net increase (decrease) in Cash for period	(100)	-
Cash at beginning of period	100	100
Cash at end of period	$-	$100

Supplemental Cash Flow Information and noncash Financing Activities:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

FORTUNESWELL CORPORATION
NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS
March 31, 2017

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Fortuneswell Corporation was incorporated in the State of Nevada on June 17, 2014.
The principal business objective of the Company is to sell and promote a portfolio of bulk fuel supplements for Energy Alliance Technology to the multifaceted fuels industry. The portfolio of bulk fuel supplements are based on the science of Bio-Thermogenics.  The formulary of the portfolio of products alter the burn pattern and combustion characteristics of all fossil fuels.  EATC’s products increase fuel efficiency, increases engine and equipment life, and can reduce emissions more than 80% thereby introducing the potential for immediate and long term positive environmental impacts.  Their product line of fuel supplements are 100% natural, non-petroleum based, and non-agricultural impacting.

The balance sheet as of December 31, 2016 has been derived from audited financial statements, and the unaudited interim financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles (“U.S. GAAP”) have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. It is suggested that these financial statements be read in conjunction with the audited financial statements and the notes thereto included in the Company’s Form S-1 as of December 31, 2016.

In the opinion of management, all adjustments (which include normal and recurring adjustments) necessary to fairly present the Company’s financial position as of March 31, 2017, and results of its operations and its cash flows for the three months then ended have been made.

NOTE 2 – GOING CONCERN

The accompanying unaudited financial statements have been prepared in conformity with US GAAP, which contemplate continuation of the Company as a going concern. However, the Company has not commenced operations and has accumulated a deficit of $13,600 as of March 31, 2017. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management plans to market the portfolio of emissions reducing fuel technologies and products for all classifications of fossil fuels.  Management’s plan to obtain such resources for the Company include (i) obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses; (ii) obtaining funding from outside sources through the sale of its debt and/or equity securities; and (iii) completing a merger with or acquisition of an existing operating company.  However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.  Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts in accomplishing the business purposes of the Company.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements present the balance sheets, statements of operations, and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with US GAAP.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the financial statements presented not misleading. The results of operations for such interim periods are not necessarily indicative of operations for a full year.

 Use of Estimates and Assumptions
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Loss Per Share
The Company’s basic loss per share is calculated by dividing its net loss available to common stockholders by the weighted average number of common shares outstanding for the period. The Company’s dilutive loss per share is calculated by dividing its net loss available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

Recently Issued Accounting Pronouncements
The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 – COMMON STOCK

The Company is authorized to issue an aggregate of 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.  At both March 31, 2017 and December 31, 2016, the Company had 8,000,000 common shares issued and outstanding.

At March 31, 2017, there are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 5 – SUBSEQUENT EVENT

Management has evaluated subsequent events through July 13, 2017, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

Market for Common Equity and Related Stockholder Matters

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on OTC Markets.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate her/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

-
Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-	Contains a toll-free number for inquiries on disciplinary actions;

-	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

-	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	The bid and offer quotations for the penny stock;

-	The compensation of the broker-dealer and its salesperson in the transaction;

-	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent.  Fortuneswell Corporation has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

SELECTED FINANCIAL DATA

Since the Company qualifies as a smaller reporting company, as defined by § 229.10(f)(1), we are not required to provide the information required by this Item.

SUPPLEMENTARY FINANCIAL INFORMATION

Since the Company qualifies as a smaller reporting company, as defined by § 229.10(f)(1), we are not required to provide the information required by this Item

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Plan of Operation

The Company plans to proceed with planned operations upon closing of the offering.  Upon receipt of the proceeds from the raise the Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section.  Until the Company receives funds from the raise, Mr. Thatcher, our sole office and director, has agreed to advance the Company funds to meet its obligations.  We anticipate the costs of these obligations could total approximately $5,000 and these advances will not be repaid from the raised funds.  While management estimates $5,000 for such costs; there is no maximum amount of funds that Mr. Thatcher has agreed to provide.  Mr. Thatcher has access to funds to meet the obligations in the discussion.  Mr. Thatcher, because he is the sole officer and director, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.  Mr. Thatcher has agreed to advance the funds to the Company and does not expect repayment of the funds as they will be booked as capital contribution.

The Company is currently operating out of office space provided by our President Mr. Thatcher.  We believe that this space is adequate until we start to generate sufficient reviews with a need to expand operations.

 The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

 As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

LIQUIDITY

As of March 31, 2017, we are not aware of any demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in a material increases or decreases in our liquidity.

As of audit date December 31, 2016, the Company had $100 cash on hand and as of unaudited date March 31, 2017, the Company had $0 cash on hand.  Our President Mr. Thatcher, has agreed to provide funds to the Company to further its business plans and meet its obligations until the Company can complete this raise.  The funds Mr. Thatcher has agreed to provide will not be repaid from the raised funds.  There is no maximum amount of funds that Mr. Thatcher has agreed to provide.  The costs of being public are included in the accounting and legal and professional line items in the “Use of Proceeds” section.  Please see section titled “12 Month Milestones to Implement Business Operations” sub-section “Quarterly Milestones” for a quarterly detailed description of the reporting requirements.

CAPITAL RESOURCES

As of March 31, 2017 we had no material commitments for capital expenditures.

OFF-BALANCE SHEET ARRANGEMENTS

As of March 31, 2017 we had no off-balance sheet arrangements.

Changes in Disagreements with Accountants on Accounting and Financial Disclosure

For audit years 2015 and 2016 and period end March 31, 2017, the principal independent auditor for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent auditor for the Company is Dale Matheson Carr-Hilton Labonte LLP, Chartered Professional Accountants, 1500-1140 Pender St. W, Vancouver, British Columbia V6E 4G1 Canada.

Quantitative and Qualitative Disclosures about Market Risk

Information required under this caption is not required for the Company since it is a smaller reporting company.

Financial Disclosure

Our fiscal year end is December 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for year ends 2015 and 2016, and the period ended March 31, 2017 are located in the section titled “Financial Statements”.

Directors, Executive Officers, Promoters and Control Persons

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as Director	Position

J. Daniel Thatcher	70	April 2016 - Current	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principal Accounting Officer, Sole Director

Barry Underhill	48	June 2014*	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principal, Accounting Officer, Sole Director

* For period from June 17, 2014 (date of inception) to April 2016 Mr. Barry Underhill was the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principal Accounting Officer and sole Director of the Company.

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

Mr. Thatcher devotes approximately 20 hours per week to the Company.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

The following information sets forth the backgrounds and business experience of the directors and executive officers.

J. Daniel Thatcher—Pres, Sec, Treasure, Dir.

Prior to joining Fortuneswell, from November 2013 – Present, Mr. Thatcher is the President of NEO Technologies, Simi Valley, California.  He is an independent consultant assisting companies with proven innovative technologies build brand recognition and market presence.  In 2012, Mr. Thatcher was a Sales and Marketing Manager for ACCO Engineering Systems, Glendale, California.  From July 2009 – December 2011 he was Executive Vice President at MagLev Retrofit Solutions, a Division Multistack, Sparta, Wisconsin,  MagLev is a manufacturer of innovative chiller products.  In 2004, Mr. Thatcher was named Vice President of Aftermarket Businesses for Danfoss Turbocor Compressors, Tallahassee, Florida.  From 1988 to 2003 Mr. Thatcher served Vice President/General Manager for ACCO Solar Control a subsidiary of ACCO Engineered Systems.  He later became Director of Energy Projects for ACCO Engineered Systems.

Mr. Thatcher holds an Associate of Arts Degree from Los Angeles Pierce College and a Bachelor of Arts Degree from Occidental College.  He is a recognized energy industry speaker having given presentations to numerous utilities, the Department of Energy, The American Society of Heating, Refrigeration and Air Conditioning Engineers and the Globacon World Energy Conference.  Industry affiliations include ASHRAE, AEE, The Global Strategy Initiative and Danfoss EnVisioneering.

Mr. Thatcher’s experience in marketing and the environmental sector we believe is an invaluable asset for leading Fortuneswell Corporation.

Mr Thatcher is currently the sole director of American Glass Coating Industries, Simi Valley, California since 1981.  Mr. Thatcher has not held any other directorships in the past five years.

Mr. Thatcher has not been involved in any legal proceedings in the past ten years.

The Company does not pay Mr. Thatcher a salary and has no plans to pay him a salary.  In the event the Company raises adequate funds from its offering or we start to generated revenues then the Board of Directors may decide to pay him an appropriate salary.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to the President, Secretary, Treasurer, and Director who occupied such position as of the date of this Prospectus, for all services rendered in all capacities to us for the period from Inception (June 17, 2014) through current.  The Company does not have employment agreements with any of the persons named below (and has not presently entered into such agreements with any such persons), and does not pay them a salary or other compensation at the present time. We also do not currently have any benefits, such as health or life insurance, available to our employees.

Name and Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

J. Daniel Thatcher President, CEO, CFO , Secretary, Treasurer, Director	2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Barry Underhill * President, CEO, CFO , Secretary, Treasurer, Director	2014 - 2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

*     For period from June 17, 2014 (date of inception) to April 2016.

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Our directors did not receive any compensation for their services as directors from our inception to the date of this Prospectus. We have no formal plan for compensating our directors for their services in the future in their capacity as directors; however we will reimburse any director for out-of-pocket expenses incurred with board meetings.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the Date of Incorporation on June 17, 2014, Fortuneswell Corporation has not compensated Mr. Thatcher, the President, Secretary and Treasurer.  The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.   We do not have any employment agreements in place with our sole officer and director.

Security Ownership of Certain Beneficial Owners and Management

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are compiled within a timely fashion.

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
Title of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership (1)	Before Offering	After Offering (2)

Common	Energy Alliance Technology Corp 13400 Riverside Dr., Suite 205, Sherman Oaks, California 91423	7,800,000	97.5%	78%

All Officers and Directors as a Group	J. Daniel Thatcher, President, CEO, Secretary, Treasurer, and Director 11 Vista Hermosa, Simi Valley, California 93065	0	0%	0%

1.  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

2.  Assumes the sale of the fixed amount of this offering (2,000,000 shares of common stock) by Fortuneswell Corporation The aggregate number of shares to be issued and outstanding after the offering is 10,000,000.

Future Sales by Existing Stockholders

A total of 8,000,000 shares are issued to two stockholders.  All the shares are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

The shareholders do not have any plans to sell their shares at any time after this offering is complete.

Transactions with Related Persons, Promoters and Certain Control Persons

J. Daniel Thatcher is our sole officer and director.  We are currently operating out of the office space that Mr. Thatcher provides on a rent-free basis for administrative purposes.  There is no written agreement or other material terms or arrangements relating to said arrangement.  Rent was $0 for all periods presented.

Ms. J. Daniel Thatcher is a promoter of the Company and shall receive no compensation for the placement of the offering.

The Company does not have an employment contract with its key employee who is the Chief Executive Officer and Chief Financial Officer.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On April 15, 2016, Energy Alliance Technology Corp. acquired 7,800,000 shares of common stock for $65,000.

Our sole shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of this member.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of proceeds received from the raise.  Until the Company receives funds from the raise, Mr. Thatcher, our sole office and director, has agreed to advance the Company funds to meet its obligations.  Mr. Thatcher has agreed to advance the funds to the Company and does not expect repayment of the funds as they will be booked as capital contribution.  We anticipate the costs of these obligations could total approximately $5,000 and these advances will not be repaid from the raised funds.  While management estimates $5,000 for such costs; there is no maximum amount of funds that Mr. Thatcher has agreed to provide.  Mr. Thatcher, because he is the sole office and direct, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.

MATERIAL CHANGES

The Company has not incurred any material changes as of the date of this offering.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION IN INDEMNIFICATION FOR SECURITIES ACT LIABLIITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of her/her position, if he/she acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THER OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THER IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Fortuneswell Corporation in connection with registering the sale of the common stock. Fortuneswell Corporation has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the all-or-none fixed amount of offering proceeds are raised.

Legal and Professional Fees	$10,000
Accounting Fees	$5,500
Edgar Fees	$1,200
Blue Sky Qualifications	$2,500

Total:	$19,200

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Fortuneswell Corporation’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Fortuneswell Corporation indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Fortuneswell Corporation’s request as an officer or director. Fortuneswell Corporation may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself/herself in good faith and reasonably believed that his/her conduct was in, or not opposed to, Fortuneswell Corporation’s best interests. In a criminal action, he/she must not have had a reasonable cause to believe her/her conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Fortuneswell Corporation shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Fortuneswell Corporation shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/he may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Fortuneswell Corporation, or was serving at the request of Fortuneswell Corporation as a director, officer, employee or agent of Fortuneswell Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Fortuneswell Corporation. Fortuneswell Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Fortuneswell Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES.

None.

EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1	Articles of Incorporation dated June 17, 2014
3.2	Bylaws dated June 17, 2014

5.1	Opinion of Elaine A. Dowling, Esq., EAD Law Group, LLC

10.1	Subscription Agreement

23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5.1)

99.1	Sales Representative Agreement

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date is it first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)       That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registration will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of the registrant’s counsel  the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Simi Valley, California on July 14, 2017.

Fortuneswell Corporation
(Registrant)

By:	/s/ J. Daniel Thatcher
J. Daniel Thatcher
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ J. Daniel Thatcher
J. Daniel Thatcher	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director	July 14, 2017